Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of May 5, 2017, is by and among TEAM, INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement referenced below), the banks listed as Lenders on the signature pages hereof (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).
BACKGROUND
A.The Borrower, the Guarantors, the Lenders, and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2015, as amended by that certain First Amendment to Credit Agreement, dated as of December 2, 2015, that certain Second Amendment and Commitment Increase to Credit Agreement, dated as of February 29, 2016, that certain Third Amendment to Credit Agreement, dated as of August 17, 2016, and that certain Fourth Amendment and Limited Waiver to Credit Agreement, dated as of December 19, 2016 (said Third Amended and Restated Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B.The Borrower has requested that the Lenders make certain amendments to the Credit Agreement, as more fully set forth herein and the Lenders have agreed to amend the Credit Agreement, in each case subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
1.AMENDMENTS.
(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

“Casualty Events” means any event not constituting a Disposition that gives rise to the receipt by a Loan Party or any of its Material Domestic Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement, dated as of May 5, 2017, among the Borrower, the Lenders and the Administrative Agent.
“Fifth Amendment Effective Date” means the date that all of the conditions of effectiveness set forth in Section 3 of the Fifth Amendment are satisfied.

“Net Cash Proceeds” means:
(a) with respect to any asset sale by any Loan Party or any of its Subsidiaries, or any Casualty Event, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of estimate taxes pursuant to clause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such transaction, the aggregate amount of such excess shall constitute Net Cash Proceeds; and
(b)    with respect to the issuance of Indebtedness pursuant to Section 7.03(f)(i), the excess of (i) the sum of the cash and cash equivalents received by the Borrower in connection with such issuance over (ii) reasonable underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Borrower in connection therewith.
“Permitted Notes” means any senior unsecured debt securities issued by the Borrower after the Fifth Amendment Effective Date, (a) in an aggregate principal amount not greater than $250,000,000, (b) the terms of which do not provide for any scheduled principal repayment, mandatory redemption or sinking fund obligations prior to the date at least twelve (12) months after the Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (c) the terms, conditions and covenants of which shall be such as are customary for debt securities of such type (as determined by the board of directors of the Borrower, or a committee thereof, in good faith), and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement; (d) which are not secured by any Liens on any assets of the Borrower or any of its Subsidiaries and (e) which shall not be guaranteed at any time by a Person that is not a Guarantor.

“Scheduled Intercompany Debt” means the Intercompany Debt set forth on Schedule 7.03(g) in an aggregate principal balance not to exceed $17,560,051.64 which is equal to the outstanding principal balance thereof as of March 31, 2017; provided such Intercompany Debt shall, to the extent requested by the Administrative Agent, be evidenced by Intercompany Notes in which the Administrative Agent shall have a perfected, first priority Lien to secure the Secured Obligations.

(b)The pricing grid set forth in of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Prior to the Permitted Debt Incurrence Date,

Pricing Level	Total Leverage Ratio	Commitment Fee	Eurocurrency Rate for Loans and Letters of Credit	Base Rate for Loans
I	Less than 1.25 to 1.00	0.200	1.250	0.250
II	Greater than or equal to 1.25 to 1.00 but less than 2.00 to 1.00	0.250	1.500	0.500
III	Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00	0.300	1.750	0.750
IV	Greater than or equal to 2.75 to 1.00 but less than 3.50 to 1.00	0.350	2.000	1.000
V	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	0.400	2.250	1.250
VI	Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	0.500	2.750	1.750
VII	Greater than or equal to 4.50 to 1.00	0.500	3.250	2.250

Notwithstanding the foregoing, from and after the Permitted Debt Incurrence Date and the Borrower’s delivery to the Administrative Agent of a pro forma Compliance Certificate as of the Permitted Debt Incurrence Date signed by a Responsible Officer of the Borrower,

Pricing Level	Total Leverage Ratio	Commitment Fee	Eurocurrency Rate for Loans and Letters of Credit	Base Rate for Loans
I	Less than 1.25 to 1.00	0.200	1.250	0.250
II	Greater than or equal to 1.25 to 1.00 but less than 2.00 to 1.00	0.250	1.500	0.500
III	Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00	0.300	1.750	0.750
IV	Greater than or equal to 2.75 to 1.00 but less than 3.50 to 1.00	0.350	2.000	1.000
V	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	0.400	2.250	1.250
VI	Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	0.450	2.500	1.500
VII	Greater than or equal to 4.50 to 1.00	0.500	3.000	2.000

(c)The proviso in the definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

provided that the aggregate amount for any fees, expenses, charges and costs that are included in clauses (i) and (j) with respect to any period of four consecutive Fiscal Quarters (A) through and including September 30, 2017, shall not exceed $30,000,000 for such period, (B) thereafter and through and including December 31, 2017, shall not exceed $25,000,000 for such period, (C) thereafter and through and including December 31, 2018, shall not exceed $16,000,000 for such period, and (D) thereafter, shall not exceed 3% of Consolidated EBITDA for such period, in each case as approved by the Administrative Agent in writing,
(d)The definition of “Intercompany Note” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Intercompany Note” means any promissory note or loan agreement evidencing Intercompany Debt.
(e)The definition of “Permitted Debt Incurrence Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Permitted Debt Incurrence Date” shall mean the date that the Borrower shall incur unsecured Indebtedness permitted by Section 7.03(f) in an aggregate principal amount of at least $125,000,000.

(f)Section 1.03(a) of the Credit Agreement is hereby amended by amending the last sentence thereof to read as follows:

Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470‑20 on financial liabilities shall be disregarded.
(g)Section 2.05(a) of the Credit Agreement is hereby amended to read as follows:

(a)    (i) Optional. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) five (5) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (ii) any optional prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any optional prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, the currency and amount of such optional prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative

Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each optional prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(i) shall be applied to the principal repayment installments thereof on a pro-rata basis. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii)    Mandatory.

(A)    Upon the incurrence or issuance of any Indebtedness pursuant to Section 7.03(f)(i), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is three Business Days after receipt of such Net Cash Proceeds by the Borrower. The mandatory prepayment pursuant to this Section 2.05(a)(ii) shall be applied, first to the Term Facility in inverse order of maturity until paid in full and, second, to the Revolving Credit Facility. The mandatory prepayment required by this Section 2.05(a)(ii) shall (A) not be subject to any notice and minimum payment provisions, (B) be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05, and (C) subject to Section 2.15, paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(B) Dispositions and Casualty Events. If any Loan Party or any of its Material Domestic Subsidiaries Disposes of any property or assets (other than Dispositions permitted by Sections 7.05(b), (d) or (f)) or a Casualty Event occurs, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds on or prior to the date which is three Business Days after receipt of such Net Cash Proceeds by such Person (such payments to be applied as set forth in clause (e) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(a)(ii)(B) or as a result of a Casualty Event, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Event of Default shall have occurred and be continuing, such Loan Party or such Material Domestic Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 270 days after the receipt of such Net Cash Proceeds, a definitive agreement relating to such purchase shall have been executed (as certified by the Borrower in writing to the Administrative Agent) and such acquisition agreement shall have closed within 120 days thereafter; and provided further, however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(a)(ii)(B).

(h)Section 7.02(d) of the Credit Agreement is hereby amended to read as follows:
(d)    (i) Investments of any such Subsidiary in the Borrower or a Guarantor, (ii) Investments by the Borrower or any Material Subsidiary in any Guarantor or in any Person that will become a Guarantor concurrently with such Investment or (iii) Investments by any Material Foreign Subsidiary in any other Material Foreign Subsidiary;
(i)Clauses (i) - (l) of Section 7.02 of the Credit Agreement are hereby amended to read as follows:

(i)    Investments in the form of (x) Scheduled Intercompany Debt and (y) other Intercompany Debt evidenced, to the extent requested by the Administrative Agent, by Intercompany Notes in which the Administrative Agent shall have a perfected, first priority Lien to secure the Secured Obligations, provided that (A) prior to such date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, the aggregate principal amount of such Investments pursuant to clause (y), together with all other Investments made pursuant to Sections 7.02(j), 7.02(k) and 7.02(l), does not exceed 5.0% of Consolidated Total Assets at any time outstanding and (B) from and after the date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, the aggregate principal amount of such Investments in the form of Intercompany Debt (other than Scheduled Intercompany Debt) outstanding at any time shall not exceed the greater of (1) 10% of Consolidated Tangible Assets and (2) $40,000,000;
(j)    Investments in Subsidiaries that are not Guarantors provided that (A) prior to such date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, the aggregate amount of such Investments, together with all other Investments made pursuant to Sections 7.02(i)(y), 7.02(k) and 7.02(l), does not exceed 5.0% of Consolidated Total Assets at any time outstanding and (B) from and after the date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, the aggregate amount of such Investments in Subsidiaries that are not Guarantors shall not exceed $7,500,000 at any time outstanding;
(k)    Investments in joint ventures provided that (A) prior to such date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, the aggregate amount of such Investments, together with all other Investments made pursuant to Sections 7.02(i)(y), 7.02(j) and 7.02(l), does not exceed 5.0% of Consolidated Total Assets at any time outstanding and (B) from and after the date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, the aggregate amount of Investments in joint ventures shall not exceed $10,000,000 at any time outstanding;
(l)    Investments not otherwise permitted pursuant to this Section 7.02; provided that (A) prior to such date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, the aggregate amount of such Investments, together with all other Investments made pursuant to Sections 7.02(i)(y), 7.02(j) and 7.02(k), does not exceed 5.0% of Consolidated Total Assets at any time outstanding and (B) from and after the date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, the aggregate amount of such other Investments shall not to exceed at any time 10% of Consolidated Net Worth;
(j)Clause (i) of the proviso to the last paragraph of Section 7.02 of the Credit Agreement is hereby amended to read as follows:

(i) immediately after giving effect to the proposed acquisition, (x) the Total Leverage Ratio (calculated on a pro forma basis after giving effect to the proposed acquisition and any incurrence of Indebtedness in connection therewith) is at least 0.50 less than the maximum Total Leverage Ratio then permitted, and (y) the Total Leverage Ratio is less than 4.00 to 1.00 for each of the two consecutive Fiscal Quarters of the Borrower occurring immediately prior to the date of such proposed acquisition,
(k)Section 7.03(e) of the Credit Agreement is hereby amended to read as follows:

(e)    Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(r); provided, however, that the aggregate amount of such Indebtedness at any time outstanding shall not exceed the greater of (i) prior to such date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, (A) $20,000,000 and (B) an amount equal to 5% of Consolidated Tangible Assets and (ii) from and after the date (after the Fifth Amendment Effective Date), if any, that the Total Leverage Ratio is less than 4.00 to 1.00 for at least two consecutive Fiscal Quarters of the Borrower, (A) $35,000,000 and (B) an amount equal to 10% of Consolidated Tangible Assets;
(l)Section 7.03(f) of the Credit Agreement is hereby amended to read as follows:

(f)    so long as there exists no Default immediately before and after giving effect to such transaction, (i) the Permitted Notes and (ii) unsecured Indebtedness not otherwise permitted in clauses (a) through (e) above (and replacements or refinancings thereof) and containing terms, covenants and provisions no more restrictive than this Agreement and having no scheduled amortization or mandatory prepayments prior to the Maturity Date;
(m)Section 7.03(g) of the Credit Agreement is hereby amended to read as follows:
(g)    (i) the Scheduled Intercompany Debt, (ii) unsecured Intercompany Debt to the extent corresponding Investments in respect of such Intercompany Debt are permitted by Section 7.02(i), (iii) unsecured, subordinated loans and advances by any Subsidiary to the Borrower or any Guarantor and (iv) unsecured, subordinated loans and advances by any Subsidiary that is not a Guarantor to any Material Foreign Subsidiary.
(n)Section 7.03(n) of the Credit Agreement is hereby amended to read as follows:
(n)    secured Indebtedness not otherwise permitted in this Section 7.03 in an aggregate amount not to exceed $7,500,000 at any time outstanding so long as with respect to any secured Indebtedness incurred pursuant to this clause (n) the Total Leverage Ratio for each of the two consecutive Fiscal Quarters of the Borrower occurring after the Fifth Amendment Effective Date but immediately prior to such incurrence is less than 4.00 to 1.00.
(o) Section 7.06(d) of the Credit Agreement is hereby amended to read as follows:
(d)    the Borrower may make other Equity Interest Repurchases and declare or pay cash Dividends to its stockholders, provided, (i) before and after giving effect to such proposed action, no Default exists or would result therefrom, and (ii) after giving pro forma effect to any such proposed action, (A) the Borrower shall be in compliance with each of the Financial Covenants as of the most recently ended Fiscal Quarter of the Borrower, (B) Liquidity will be at least $15,000,000 and (C) the Total Leverage Ratio as of the most recently ended Fiscal Quarter of the Borrower is less than 2.50 to 1.00; provided, however, notwithstanding clause (C) immediately preceding, if the Total Leverage Ratio as of the most recently ended Fiscal Quarter of the Borrower is greater than or equal to 2.50 to 1.00 and the Total Leverage Ratio on a pro forma basis after giving effect to the proposed Equity Interest Purchase and payment of cash Dividends is less than or equal to 4.00 to 1.00, Equity Interest Purchases and declaration and payment of cash Dividends may be made, provided that such Equity Interest Purchases and payment of cash Dividends that may be made during all such times that such conditions are in effect shall not exceed $50,000,000 in aggregate amount.
(p)Clause (b) of Section 7.10 of the Credit Agreement is hereby amended to read as follows:
(b) limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents, or any renewals, refinancings, exchanges, refundings or extension thereof; provided, however, that this clause (b) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness;
(q)Section 7.12 of the Credit Agreement is hereby amended to read as follows:

Section 7.12    Prepayment of Indebtedness. Make any prepayment of principal or interest on account of any Indebtedness for borrowed money or make any repurchase thereof other than (a) the Obligations, (b) provided no Default exists or would result from the prepayment thereof, the Indebtedness permitted under Section 7.03(e), and (c) provided (i) no Default exists or would result from the prepayment thereof and (ii) after giving pro forma effect to any such prepayment, the Borrower shall be in compliance with the Financial Covenants as of the most recent Fiscal Quarter of the Borrower, the Indebtedness permitted under Section 7.03(f).
(r)The Total Leverage Ratio grid set forth in Section 7.13(b)(i) of the Credit Agreement is hereby amended to read as follows:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
March 31, 2017 and June 30, 2017	5.00 to 1.00
September 30, 2017	4.50 to 1.00
December 31, 2017	4.00 to 1.00
March 31, 2018	3.50 to 1.00
June 30, 2018 and each Fiscal Quarter thereafter	3.00 to 1.00

(s)The Total Leverage Ratio grid set forth in Section 7.13(b)(ii) of the Credit Agreement is hereby amended to read as follows:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
March 31, 2017	5.00 to 1.00
June 30, 2017	5.25 to 1.00
September 30, 2017	5.00 to 1.00
December 31, 2017	4.75 to 1.00
March 31, 2018	4.50 to 1.00
June 30, 2018	4.25 to 1.00
September 30, 2018 and each Fiscal Quarter thereafter	4.00 to 1.00

(t)The Senior Secured Leverage Ratio grid set forth in Section 7.13(c) of the Credit Agreement is hereby amended to read as follows:

Fiscal Quarter Ending	Maximum Senior Secured Leverage Ratio
March 31, 2017	4.00 to 1.00
June 30, 2017	4.25 to 1.00
September 30, 2017	4.00 to 1.00
December 31, 2017	3.75 to 1.00
March 31, 2018	3.50 to 1.00
June 30, 2018	3.25 to 1.00
September 30, 2018 and each Fiscal Quarter thereafter	3.00 to 1.00
(a)    A new Schedule 7.03(g) to the Credit Agreement is hereby added to the Credit Agreement in the form of Schedule 7.03(g) to this Fifth Amendment.
(b)    Exhibit B to the Credit Agreement, the form of the Compliance Certificate, is hereby amended to be in the form of Exhibit B to this Fifth Amendment.
2.REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and immediately after giving effect to this Fifth Amendment:
(a)the representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V and each other Loan Document, or which are contained in any document that has been furnished under or in connection herewith or therewith, are (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects, and except that for purposes hereof, except (x) to the extent Administrative Agent has been previously notified of any changes in the facts on which such representations and warranties were based in a certificate delivered to Administrative Agent pursuant to Section 6.02(b) of the Credit Agreement, (y) the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and (z) any representation and warranty that by its terms is made only as of an earlier date, is true and correct in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects) as of such earlier date;
(b)no Default exists;
(c)(i) the Borrower and each Guarantor has full power and authority to execute and deliver this Fifth Amendment, (ii) this Fifth Amendment has been duly executed and delivered by the Borrower and each Guarantor and (iii) this Fifth Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)neither the execution, delivery and performance of this Fifth Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will (i) conflict with any Organization Documents of the Borrower or any Guarantor, (ii) violate any Applicable Law applicable to the Borrower or any Guarantor in any material respect (other than failures to obtain governmental authorizations, make filings or provide notices, etc. which do not violate Section 5.03 of the Credit Agreement), or (iii) conflict with any Contractual Obligation to which the Borrower or a Guarantor is a party or affecting the Borrower, any Guarantor or the properties of the Borrower or any of its Subsidiaries or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower, any Guarantor or their property is subject, except in each case referred to in this clause (iii) for such violations, breaches and defaults that, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; an
(e)no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required to be obtained or made by (i) the Borrower as a condition to the execution, delivery or performance by the Borrower of this Fifth Amendment or (ii) any Guarantor as a condition to the acknowledgement by any Guarantor of this Fifth Amendment.
3.CONDITIONS OF EFFECTIVENESS. All provisions of this Fifth Amendment shall be effective upon satisfaction of, or completion of, the following:
(a)the Administrative Agent shall have received counterparts of this Fifth Amendment executed by Lenders comprising the Required Lenders;
(b)the Administrative Agent shall have received counterparts of this Fifth Amendment executed by the Borrower and acknowledged by each Guarantor;
(c)the representations and warranties set forth in Section 2 of this Fifth Amendment shall be true and correct;
(d)the Administrative Agent shall have received for its benefit and for the benefit of each Lender executing this Amendment the fees in immediately available funds as agreed upon by the Borrower, the Administrative Agent and such Lenders;
(e)the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require; and
(f)all fees and expenses of Winstead PC, counsel to the Administrative Agent, shall have been paid in immediately available funds.
4.GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fifth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Fifth Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty.
5.REFERENCE TO THE CREDIT AGREEMENT.
(a)Upon and during the effectiveness of this Fifth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Fifth Amendment.
(b)Except as expressly set forth herein, this Fifth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.
6.COSTS AND EXPENSES. The Borrower shall be obligated to pay the reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fifth Amendment and the other instruments and documents to be delivered hereunder.
7.EXECUTION IN COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Fifth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
8.GOVERNING LAW; BINDING EFFECT. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law. This Fifth Amendment shall be binding upon the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.
9.HEADINGS. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.
10.ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIFTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date above written.

TEAM, INC.

		By:	/s/ Greg L. Boane
Greg L. Boane
Senior Vice President and Chief Financial
Officer

ACKNOWLEDGED AND AGREED:

TEAM INDUSTRIAL SERVICES, INC.
TEAM INDUSTRIAL SERVICES
INTERNATIONAL, INC.
TQ ACQUISITION, INC.
QUALSPEC LLC
QUALSPEC INC.
FURMANITE CORPORATION
FURMANITE WORLDWIDE, INC.
FURMANITE AMERICA, INC.
FURMANITE OFFSHORE SERVICES, INC.

By:	/s/ Greg L. Boane
Greg L. Boane
Executive Vice President, Chief
Financial Officer and Treasurer

QUEST INTEGRITY GROUP, LLC
QUEST INTEGRITY USA, LLC

By:	/s/ Ted W. Owen
Ted W. Owen
Treasurer

ROCKET ACQUISITION, INC.

By:	/s/ Greg L. Boane
Greg L. Boane
Vice President and Chief Financial
Officer

Signature Page to Fifth Amendment

TCI SERVICES, INC.
TANK CONSULTANTS, INC.
DK VALVE & SUPPLY, INC.
TCI SERVICES HOLDINGS, INC.

By:	/s/ Greg L. Boane
Greg L. Boane
Senior Vice President

Signature Page to Fifth Amendment

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Patrick Devitt
Name:	Patrick Devitt
Title:	VP

Signature Page to Fifth Amendment

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By:	/s/ Adam Rose
Name:	Adam Rose
Title:	SVP

Signature Page to Fifth Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ John Kushnerick
	Name:	John Kushnerick
	Title:	Executive Director

Signature Page to Fifth Amendment

COMPASS BANK

By:	/s/ Collis Sanders
Name:	Collis Sanders
Title:	Executive Vice President

Signature Page to Fifth Amendment

BRANCH BANKING AND TRUST
COMPANY

By:	/s/ Matt McCain
Name:	Matt McCain
Title:	Senior Vice President

Signature Page to Fifth Amendment

SUNTRUST BANK

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Director

Signature Page to Fifth Amendment

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Suzannah Valdivia
Name:	Suzannah Valdivia
Title:	Senior Vice President

Signature Page to Fifth Amendment

BOKF, NA dba Bank of Texas

By:	/s/ Jeff R. Dunn
Name:	Jeff R. Dunn
Title:	Executive Vice President

Signature Page to Fifth Amendment